Delaware Life Masters Prime Variable AnnuitySM
Individual Variable Annuity

Issued by DELAWARE LIFE INSURANCE COMPANY, [Service Address, P.O. Box 758581, Topeka, KS 66675-8581] (the “Company”)

[	A	]	Owner(s)

Owner Type:        ☐ Individual        ☐ Trust        ☐ Custodian

Owner

(If trust, include Trustee Affidavit)

Complete Name (First-Middle-Last) or Business Name

Residential Address (No PO Box)

City	State	Zip Code

Mailing Address (if different from Residential Address)

City	State	Zip Code

Social Security Number or TIN	Gender ☐ Male ☐ Female

Date of Birth or Trust Date (mm/dd/year)	Phone Number

Owner’s Email Address

Joint Owner Information (For non-qualified contracts only and must be spouse of the Owner)

Complete Name (First-Middle-Last)

Residential Address (No PO Box)

City	State	Zip Code

Mailing Address (if different from Residential Address)

City	State	Zip Code

Social Security Number or TIN	Gender ☐ Male ☐ Female	Date of Birth (mm/dd/year)

Phone Number	Relationship to Owner

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[	B	]	Annuitant(s)

Complete only if Annuitant is different from Owner

Annuitant Information

Complete Name (First-Middle-Last)

Residential Address (No PO Box)

City	State	Zip Code

Social Security Number	Gender ☐ Male ☐ Female

Date of Birth (mm/dd/year)	Phone Number

Joint Annuitant Information

(For non-qualified contracts only)

Complete Name (First-Middle-Last)

Residential Address (No PO Box)

City	State	Zip Code

Social Security Number	Gender ☐ Male ☐ Female

Date of Birth (mm/dd/year)	Phone Number

[	C	] Trusted Person

The Owner has the option to name a “Trusted Person” if they are (A) a natural person age 65 and older or (B) a natural person age 18 and older who has a mental or physical impairment that renders the individual unable to protect his or her own interests. By choosing to provide information about a trusted contact person, you authorize us to contact the trusted contact person listed below and disclose information about your account to that person in the following circumstances: to address possible financial exploitation (definition below), to confirm the specifics of your current contact information, health status, or the identity of any legal guardian, executor, trustee or holder of a power of attorney, or as otherwise permitted by FINRA Rule 2165 (Financial Exploitation of Specified Adults).

Financial Exploitation:

•  (A) The wrongful or unauthorized taking, withholding, appropriation, or use of a specified adult’s funds or securities; or

•  (B) any act or omission taken by a person, including through the use of a power of attorney, guardianship, or any other authority, regarding a specified adult, to: (i) obtain control, through deception, intimidation or undue influence, over the specified adult’s money, assets or property; or (ii) convert the specified adult’s money, assets or property.

☐ Mr.        ☐ Mrs.        ☐ Ms.        ☐ Dr.        Suffix:   ☐Sr.        ☐Jr.

Complete Name (First-Middle-Last)

Address				Apt/Suite No.

City		State	Zip Code	Country

Work Phone		Home Phone	Mobile Phone	Email Address

Relationship to Primary Applicant/Joint Applicant

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[	D	]	Plan Type

Plan Type (check one)
☐ Non-Qualified ☐ Traditional IRA ☐ Roth IRA ☐ SEP IRA
☐ Other

Please complete if applicable

If Traditional IRA Contribution – Tax Year

If Roth IRA Contribution – Tax Year

If Roth IRA – Inception Date

[	E	]	Initial Payment information

Make payable to Delaware Life Insurance Company and include the owner’s name on the check.

☐ Check $

☐ Wire $

☐ Transfer/Exchange $

[	F ]	Optional Riders

Optional benefits can only be chosen at the time of application, are available for an additional cost, and may be subject to age restrictions.

Optional Lifetime Benefit Rider

☐ Guaranteed Lifetime Withdrawal Benefit (GLWB)

Optional Death Benefit Riders

Please note, you may only elect one Death Benefit Rider.

☐ Highest Anniversary Value (HAV)

☐ Return of Premium (ROP)

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[	G	] Beneficiary Information (If additional space is needed, please complete and include the Beneficiary
Designation form)

Primary

Complete Name (First-Middle-Last)

Residential Address (No PO Box)

City	State	Zip Code

Social Security Number/Tax ID Number	Relationship to Owner	Allocation	%	☐ Male ☐Female ☐Entity

Date of Birth/Trust Date (mm/dd/year)	Phone Number	Email Address

☐ Primary  ☐ Contingent

Complete Name (First-Middle-Last)

Residential Address (No PO Box)

City	State	Zip Code

Social Security Number/Tax ID Number	Relationship to Owner	Allocation	%	☐ Male ☐Female ☐Entity

Date of Birth/Trust Date (mm/dd/year)	Phone Number	Email Address

☐ Primary  ☐ Contingent

Complete Name (First-Middle-Last)

Residential Address (No PO Box)

City	State	Zip Code

Social Security Number/Tax ID Number	Relationship to Owner	Allocation	%	☐ Male ☐Female ☐Entity

Date of Birth/Trust Date (mm/dd/year)	Phone Number	Email Address

☐ Primary  ☐ Contingent

Complete Name (First-Middle-Last)

Residential Address (No PO Box)

City	State	Zip Code

Social Security Number/Tax ID Number	Relationship to Owner	Allocation	%	☐ Male ☐Female ☐Entity

Date of Birth/Trust Date (mm/dd/year)	Phone Number	Email Address

☐ Primary  ☐ Contingent

Complete Name (First-Middle-Last)

Residential Address (No PO Box)

City	State	Zip Code

Social Security Number/Tax ID Number	Relationship to Owner	Allocation	%	☐ Male ☐Female ☐Entity

Date of Birth/Trust Date (mm/dd/year)	Phone Number	Email Address

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[	H	]	Existing Coverages/Replacement

Please answer the following questions:

a.	Do you have any existing life insurance policies or annuity contracts?	☐ Yes	☐ No
If “Yes,” and required by your state, complete the necessary Replacement Notice.

b.	Is the contract applied for replacing or intended to replace or change any existing life insurance or annuity contracts?	☐ Yes	☐ No
If “Yes,” and required by your state, complete the necessary Replacement Notice.

[	I	]	Registered Representative Authorization – Reallocation

By checking “Yes,” I/we hereby authorize the Registered Representative(s) identified in this Application, any Registered Representative of record servicing the contract in the future, and his/ her/their designees, to provide the Company with account value reallocation instructions from time to time via any means acceptable to the Company. I/we understand and agree that the Company may terminate this authorization at its discretion at any time without prior notice, but in the absence of such termination, this authorization will remain effective until the Company receives at its administrative office, in a form acceptable to the Company, notice from me/us that this authorization has been revoked or proof of an owner’s death. I/we understand that the Company has established procedures reasonably designed to confirm that reallocation instructions communicated to it are genuine, that these procedures may require any person requesting reallocation to provide my/our personal and/or contract identifying information, and that the Company will not be liable for following instructions that it reasonably believes are genuine.

☐ Yes

[	J	]	Electronic Delivery Authorization

☐ Yes	By electing Electronic Delivery, the email provided in Section A will be used. Section A must be completed in order to receive electronic files.

Electronic Delivery Consent: I consent to electronic delivery by the Company, when available, of all documents and notices applicable to my contract including but not limited to:

•	Regulatory disclosure documents (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds);

•	Account documents (account statements and confirmations);

•	Policy Forms (annuity contract and applicable endorsements and riders, if permitted by state law);

•	Tax Forms; and

•	Annuity-related correspondence (privacy notice and other notices to customers), as permitted by law.

I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically by email, or by email notice of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that:

•	There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

•	I must notify Company promptly when my email address changes.

•	I may request a paper copy of this information at any time for no charge, even though I consent to electronic delivery, or if I decide to revoke my consent.

•	The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. Not all contract documentation and notifications may be currently available in electronic format.

•	For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive email notices.)

•	This consent is effective until further notice by the Company or until I revoke it.

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[	K	]	Acknowledgement and Signatures

The assets in your contract are subject to state unclaimed property laws which provide that if no activity occurs in your contract within the time period specified by the particular state law after the contract’s maturity date or date that the death benefit is due and payable, your assets must be transferred to the appropriate state. We are required by law to advise you that your assets may be transferred to an appropriate state in compliance with these state laws.

Under penalty of perjury, I certify that (1) the Social Security or taxpayer identification number shown on this form is my correct Social Security or taxpayer identification number, (2) I am not subject to backup withholding as a result of either being exempt from backup withholding, not being notified by the IRS of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. person (including a U.S. resident alien), and (4) I am exempt from FATCA reporting. (Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding due to a failure to report all interest and dividends.)

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

By signing below, I, the Owner, acknowledge the statements mentioned above and understand and agree to the following:

•	I have read this application and all statements and answers as they pertain to me, and I represent that they are true and complete to the best of my knowledge and belief.
•	I received a prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet my financial needs and goals.

•	I understand that amounts payable under the contract may be subject to Withdrawal and Surrender Charges, which may cause the values to decrease if withdrawn or surrendered prior to a specified date or dates as stated in the contract and/ or endorsement attached to the contract.

•	I understand and acknowledge that the Company does not offer legal, financial, tax, investment or estate-planning advice and I have had the opportunity to seek such advice from the proper sources before applying for this contract.

•	I acknowledge receipt of the current product and fund prospectuses.

•	I UNDERSTAND THAT THE CONTRACT VALUE MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE ALLOCATION OPTIONS AND THAT THERE IS NO GUARANTEED MINIMUM VARIABLE ACCOUNT VALUE.

Signature of Owner	Date (mm/dd/year)	State Where Signed
X

Signing as:	☐	Trustee	☐	Other Fiduciary (e.g. Attorney In Fact POA, Guardian, Authorized Officer)

Signature of Joint Owner	Date (mm/dd/year)	State Where Signed
X

Signing as:	☐	Trustee	☐	Other Fiduciary (e.g. Attorney In Fact POA, Guardian, Authorized Officer)

Fraud Notice: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Patriot Act Notice: To help the government fight the funding of terrorism and money laundering activities, Federal law requires us to obtain and record information for each person who opens an account, including an application for an insurance policy or annuity contract.

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[	L	] Special Instructions
Please do not include any exchange or transfer information here, as it will not be considered.

[	M	] Registered Representative Commission Option
This section to be completed by Registered Representative.
	☐	Option 1 (Option 1 will be the default Commission Option if none is selected.)
	☐	Option 2
	☐	Option 3
	☐	Option 4

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[	N	]	Registered Representative Signature(s)

1. Will this contract replace any existing life insurance policy or annuity contract?				☐ Yes	☐ No
If “Yes,” please explain
For any replacement, indicate the type of coverage proposed to be replaced:
☐ Term Life	☐ Whole Life	☐ Variable Life	☐ Fixed Annuity	☐ Variable Annuity

☐ Other

2.	Advertising materials:

•	I certify that I used only Company-approved sales material with this Application and that an original or a copy of all sales material was left with the applicant.

•	I certify that a printed copy of any electronically presented sales material was/will be presented to the proposed owner no later than the date the contract is delivered.

3.	I certify that this Application is in accordance with the Company’s Business Guidelines with respect to the acceptability of replacements.

4.	By signing below, I hereby certify, to the best of my knowledge and belief, that all information in this application is true. I also certify that I have explained any applicable Surrender Charges and Early Withdrawal Adjustment provisions contained in this contract, and I certify that this annuity is suitable for the proposed owner, based upon the proposed owner’s disclosure.

Broker-Dealer Information

Broker-Dealer Name	Broker-Dealer Account Number

Branch Address	Producer Team Name	Phone Number

If you haven’t received your Representative Number please indicate “PENDING.”

Representative Name (Print Legibly)	Email Address

Office Phone Number	Representative Number	Split
%

Representative Name (Print Legibly)	Email Address

Office Phone Number	Representative Number	Split
%

Signature of Representative	Date (mm/dd/year)
X

Signature of Representative (If Joint Case)	Date (mm/dd/year)
X

Delaware Life Insurance Company is authorized to transact business in all states (except New York), the District of Columbia, Puerto Rico and the U.S. Virgin Islands and is a member of Group One Thousand One.

© 2018 Delaware Life Insurance Company. All rights reserved.

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